Exhibit 10.3
H O L D I N G S, I N C.

SENT VIA EMAIL

November 15, 2018

Wendy Neu

Tilly LLC

Re: Debt Conversion Terms

Dear Wendy:

In a previous letter, I notified you that Abtech Holdings, Inc. (the “Company”) had granted to you the right to convert your outstanding loans to the Company into shares of the Company’s common stock (the “Common Stock”) at a conversion price of $0.00627 per share (the “Conversion Price”). This conversion right was conditioned upon the Company successfully amending its Articles of Incorporation to increase the number of authorized shares to accommodate the conversion of your loans and the conversion of debt by other debtholders who were offered the same conversion terms.

The purpose of this letter is to advise you that on November 6, 2018, the Company completed a reverse stock split with a corresponding adjustment to its number of authorized shares. These events activated your conversion right effective for 30 days beginning November 6, 2018 and ending December 6, 2018.

In addition, I am pleased to inform you that on November 15, 2018, the Company’s Board of Director’s approved an adjustment to the Conversion Price of $0.00627 per share ($1.254 per share post-split) to $1.10 per share (post-split). This revised conversion right will expire on December 6, 2018.

Please refer to Schedule 1 attached hereto for an updated accounting of your loans to the Company including the calculation of interest due (collectively, the “Debt”), which are eligible for the conversion right described in this letter.

If you intend to take advantage of this conversion right, please complete the accompanying NOTICE REGARDING INTENT TO CONVERT DEBT and send it to me on or before December 6, 2018. Upon receipt of your notice we will ask our stock transfer agent to issue a certificate to you for the appropriate number of shares.

If you have any questions regarding the conversion of your Debt into Common Stock, please contact me at grink@abtechindustries.com or Lane Castleton at lcastleton@abtechindustries.com.

Yours truly,

Abtech Holdings, Inc.

By:	/s/ Glenn R. Rink
Name:	Glenn R. Rink
Title:	President, C.E.O.

4110 N. Scottsdale Rd., Suite 235 Scottsdale AZ 85251 Phone 480.874.4000 Toll Free 1.800.545.8999 Fax 480.970.1665 Web www.abtechindustries.com

Exhibit 10.3

Schedule 1

LENDER	Loan Date	Loan Amount	Interest Rate	Interest Accrued	Total Amount Due	Rate	Number of Shares of Common Stock to be Issued Upon Conversion

Wendy Neu	5/12/16	$ 300,000.00	10%	$ 77,095.89	$ 377,095.89	1.10	342,814
Wendy Neu	6/15/16	200,000.00	10%	49,534.25	249,534.25	1.10	226,849
Wendy Neu	6/14/17	159,000.00	10%	23,523.29	182,523.29	1.10	165,930
Wendy Neu	6/29/17	159,000.00	10%	22,869.86	181,869.86	1.10	165,336
Wendy Neu	7/13/17	149,000.00	10%	20,860.00	169,860.00	1.10	154,418
Wendy Neu	7/27/17	156,000.00	10%	21,241.64	177,241.64	1.10	161,129
Wendy Neu	8/9/17	159,000.00	10%	21,083.84	180,083.84	1.10	163,713
Wendy Neu	8/24/17	150,000.00	10%	19,273.97	169,273.97	1.10	153,885
Wendy Neu	9/7/17	156,000.00	10%	19,446.58	175,446.58	1.10	159,497
Wendy Neu	9/20/17	156,000.00	10%	18,890.96	174,890.96	1.10	158,992
Wendy Neu	2/8/18	134,000.00	10%	11,050.41	145,050.41	1.10	131,864

Totals		$ 1,878,000.00		$304,870.69	$ 2,182,870.69		1,984,427

Exhibit 10.3

NOTICE REGARDING INTENT TO CONVERT DEBT

To the Board of Directors of Abtech Holdings, Inc.:

Pursuant to the terms of the debt conversion letter (the “Side Letter”) entered into with Abtech Holdings, Inc. (the “Company”) on September 16, 2018, memorializing the terms of the conversion of loans I have made to the Company into shares of the Company’s common stock, as amended by the letter from Glenn Rink dated November 15, 2018, please be advised that I am providing written notice requesting the Company to convert all debt owed to me by the Company amounting to $1,878,000 plus all the interest accrued thereon, into shares of the Company’s common stock at the conversion price of $1.10 per share. Please effect this conversion as soon as it is practicable following receipt of this notice and compliance with all corporate and securities laws.

Sincerely,

Wendy Neu

By:	/s/ Wendy Neu

Date:	12/6/18